UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e)              MRV Communications, Inc. (the “Company”) entered into Separation and Transition Agreements (the “Agreements”) with Chris King, its Chief Financial Officer and interim Chief Executive Officer, on January 20, 2012, and with Blima Tuller, the Company’s Vice President, Finance, on January 23, 2012, allowing for the transition of their duties to successors to be identified, and completion of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”) with the Securities and Exchange Commission (“SEC”). The Agreement provides that Mr. King and Ms. Tuller will receive separation payments equal to $350,000 and $308,800, respectively, and health and welfare benefits up to one year, so long as they remain employed through the later of March 30, 2012 and the filing of the Form 10-K with the SEC. Per Ms. Tuller’s agreement, she will also receive acceleration of approximately $40,000 of a bonus payment related to the November special dividend to stockholders. The separation payments and benefits are further subject to their execution of a general release at the time of their separation, their resignation from various subsidiary boards of directors and other fiduciary positions, and various covenants, including confidentiality, non-solicitation, non-compete and non-disparagement. The foregoing description of the Agreements are not complete and are qualified in their entirety by the full text of such agreements, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

(e)   On January 18 and 20, 2012, the Board of Directors approved the payment on March 15, 2012 of 100% of the 60% base salary target bonus for each of Mr. King and Jennifer Hankes Painter, the Company’s Vice President, General Counsel and Secretary, under the 2011 Incentive Compensation Plan (the “Plan”) in order to reward them for their performance during the year notwithstanding the fact that the Company may not have achieved one of its performance targets set forth in the Plan. The Board also approved the payment on March 15, 2012 of 150% of the 40% base salary target bonus for Ms. Tuller under the Plan. In addition, Ms. Painter received a 15% increase in base salary effective as of January 1, 2012, and Ms. Tuller received a 10% increase in base salary effective as of January 18, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on January 9, 2012, adjourned and re-convened the meeting on January 16, 2012 with respect to the election of directors, and adjourned and re-convened the meeting again on January 19, 2012. The matters voted upon and the results of the matters voted on by stockholders at the re-convened meeting on January 19, 2012 are as follows:

a)          Election of eight Directors to serve for the ensuing year and until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld
Philippe Tartavull	63,211,087	35,056,377
Charles M. Gillman	96,584,641	1,682,823
Joan E. Herman	63,172,459	35,095,005
Michael E. Keane	63,215,266	35,052,198
Michael J. McConnell	63,552,236	34,715,228
Robert M. Pons	97,337,904	929,560
Igal Shidlovsky	97,364,831	902,633
Kenneth H. Traub	97,337,803	929,661

It is to be noted, however, that Ms. Herman and Messrs. Keane, McConnell and Tartavull each resigned prior to the approval of their election, and will not be serving for the ensuing year and until their successors are elected and qualified.

Item 8.01	Other Events.

At a meeting held on January 18, 2012, the Board of Directors appointed Mr. Traub as its Chairman, and Mr. Pons as its Vice-Chairman. Considering the Board’s reduced membership, the Board subsequently re-constituted its committees, and the Company has posted the composition of the Board’s Audit, Compensation and Nomination & Governance Committees on its website at www.mrv-corporate.com .

A copy of the press release announcing the management transitions and Board leadership changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit 10.1	Separation and Transition Agreement, dated January 20, 2012, by and between the Company and Chris King
	Exhibit 10.2	Separation and Transition Agreement, dated January 23, 2012, by and between the Company and Blima Tuller
	Exhibit 99.1	Press Release announcing leadership changes, dated January 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 24, 2012

MRV COMMUNICATIONS, INC.

By:	/s/ Chris King
Chris King
Chief Financial Officer and interim Chief Executive Officer